Exhibit 99.1
S
M
Red Lobster Olive Garden LongHorn Steakhouse The Capital Grille
Bahama Breeze® Seasons 52 Eddie V’s Yard House
www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

Contacts:
July 14, 2014	(Analysts) Matthew Stroud	(407) 245-5288
3:00 P.M. ET	(Media) Rich Jeffers	(407) 245-4189

Darden Announces Pricing for its Cash Tender Offer for up to
$600,000,000 Aggregate Principal Amount of its 4.50% Senior Notes due 2021, 3.350% Senior Notes due 2022, 6.000% Senior Notes due 2035 and 6.200% Senior Notes due 2017

ORLANDO, FL, July 14 - Darden Restaurants, Inc. (NYSE: DRI) today announced the pricing for its previously announced cash tender offers (each offer an “Offer” and collectively, the “Offers”) for up to $600,000,000 aggregate principal amount (the “Maximum Amount”) of its outstanding 4.50% Senior Notes due 2021 (“2021 Notes”), 3.350% Senior Notes due 2022 (“2022 Notes”), 6.000% Senior Notes due 2035 (the “2035 Notes”) and 6.200% Senior Notes due 2017 (“2017 Notes” and, together with the 2021 Notes, 2022 Notes and 2035 Notes, the “Notes”) on the terms and subject to the conditions set forth in its Offer to Purchase, dated June 30, 2014, and the related Letter of Transmittal.

The Total Consideration (as defined below) being offered for the Notes accepted for purchase in the Offers and the priority of the Offers is set forth in the table below:

Title of Securities and CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level	Tender Cap	Reference Treasury Security	Bloomberg Reference Page(1)	Reference Yield	Fixed Spread (basis points)	Tender Offer Yield	Total Consideration (2)(3)
4.50% Senior Notes due 2021 (CUSIP No. 237194AJ4)	$400,000,000	1	$300,000,000	2.50% due 5/15/24	PX1	2.549%	105	3.599%	$1,056.73
3.350% Senior Notes due 2022 (CUSIP No. 237194AK1)	$450,000,000	2	$300,000,000	2.50% due 5/15/24	PX1	2.549%	80	3.349%	$1,000.04
6.000% Senior Notes due 2035 (CUSIP No. 237194AE5)	$150,000,000	3	N/A	3.625% due 2/15/44	PX1	3.359%	180	5.159%	$1,107.18
6.200% Senior Notes due 2017 (CUSIP No. 237194AG0)	$500,000,000	4	N/A	0.625% due 9/30/17	PX5	1.072%	25	1.322%	$1,152.84
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(1)	The applicable page on Bloomberg from which the Lead Dealer Managers (identified below) have quoted the bid-side prices of the applicable Reference Treasury Securities (defined below).

(2)
Per $1,000 principal amount of Notes tendered and accepted for purchase. Holders will also receive accrued interest on Notes accepted for purchase up to, but excluding, the Settlement Date (defined below).

(3)
The Total Consideration for all series of Notes, based on the Reference Yield (defined below) of the Reference Treasury Security (as set forth above) as of 2:00 p.m., New York City time today, includes the Early Tender Payment (defined below).

The consideration to be paid in the Offers for the Notes has been determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield (the “Reference Yield”) to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”) specified in the table above and in the Offer to Purchase. Holders of Notes that are validly tendered and not validly withdrawn at or before 5:00 p.m., New York City time on July 14, 2014 (the “Early Tender Date”) and accepted for purchase will receive the applicable total consideration (the “Total Consideration”), which will include an early tender payment of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Payment”) on a date (the “Settlement Date”) immediately following 12:00 midnight, New York City time, on July 28, 2014 (the “Expiration Date”). The expected Settlement Date is July 29, 2014, unless extended by Darden, assuming all conditions to the Offers have been satisfied or waived by Darden. Holders of Notes who validly tender their Notes after the Early Tender Date and at or before the Expiration Date (as defined below) will only receive the applicable Tender Offer Consideration per $1,000 principal amount of Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Payment. Holders whose Notes are accepted for purchase pursuant to the Offers will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the Settlement Date. Assuming that the conditions to the Offers have been satisfied or waived, validly tendered Notes will be accepted for purchase, subject to the Maximum Amount, the application of the Acceptance Priority Levels set forth in the table above and the Tender Cap for certain series set forth in the table above, on a prorated basis as described in the Offer to Purchase.

Notes tendered in the Offers may only be withdrawn prior to 5:00 p.m., New York City time on July 14, 2014 (the “Withdrawal Date”).  Notes tendered after the Withdrawal Date and prior to the Expiration Date may not be withdrawn, unless otherwise required by law.

The obligation to accept for purchase, and to pay for, Notes validly tendered and not withdrawn pursuant to the Offers is subject to the satisfaction or waiver of the conditions to the relevant Offers, including the condition (“Tender Proceeds Condition”) that Darden has successfully completed the sale of its Red Lobster business (the “Red Lobster Transaction”), and that such sale has generated sufficient proceeds to purchase the Notes accepted for purchase in the Offers, including payment of the Tender Offer Consideration or Total Consideration, as applicable, accrued interest and pay all fees and expenses associated with the foregoing, all on terms and conditions acceptable to Darden in its sole discretion, subsequent to the date hereof and on or prior to the Settlement Date. There can be no assurance that Darden will be able to complete the Red Lobster Transaction and thus no assurance that the Tender Proceeds Condition will be satisfied.

The complete terms and conditions of the Offers are set forth in the related Offer to Purchase and the Letter of Transmittal which are being sent to holders of the Notes.  Holders of the Notes are urged to read the tender offer documents carefully.  Notes not tendered and purchased pursuant to the Offers will remain outstanding and be paid in accordance with their terms.

The Offers are being made solely by means of the related Offer to Purchase and the Letter of Transmittal. This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.  Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Offer to Purchase.  None of Darden, the Dealer Managers, the Tender Agent and the Information Agent or the Trustee is making any recommendation as to whether holders of the Notes should tender their Notes in response to the Offers.

BofA Merrill Lynch, US Bancorp and Wells Fargo Securities are the Lead Dealer Managers and Deutsche Bank Securities and Mizuho Securities are the Co-Dealer Managers for the Offers. The Lead Dealer Managers and Co-Dealer Managers are collectively the Dealer Managers for the Offers. Questions regarding the Offers may be directed to BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 387-3907 (collect), directed to US Bancorp at (877) 558-2607 (toll free) or (612) 336-7604 (collect) or directed to Wells Fargo Securities at (866) 309-6316 (toll free) or (704) 410-4760 (collect). Requests for the Offer to Purchase and the Letter of Transmittal may be directed to D.F. King & Co., Inc. at 48 Wall Street, 22nd Floor, New York, New York 10005, (212) 269-5550 (for banks and brokers) or (800) 967-4617 (for all others).

Darden Restaurants, Inc., (NYSE: DRI), the world's largest full-service restaurant company, owns and operates more than 1,500 restaurants that generate approximately $6.3 billion in annual sales. Headquartered in Orlando, Fla., and employing more than 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2014, Darden was named to the FORTUNE "100 Best Companies to Work For" list for the fourth year in a row. Our restaurant brands - Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V's and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Forward-looking statements in this news release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements.  By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden's strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement to sell Red Lobster, the outcome of any legal proceeding that may be instituted against Darden relating to the Red Lobster transaction or otherwise, the failure of the Red Lobster transaction to close for any reason including non-fulfillment of any conditions to close, the timing of the completion of the transaction, actions of activist investors, which could distract management, divert our resources and, absent board action, accelerate our indebtedness, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.